AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 2002
                                                      REGISTRATION NO. 333-87334

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                ORTHOLOGIC CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                                             86-0585310
  (STATE OR OTHER JURISDICTION                                (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)


                   1275 WEST WASHINGTON, TEMPE, ARIZONA 85281
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                     ORTHOLOGIC CORP. 1997 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)


                                                            COPY TO:
   THOMAS R. TROTTER                                  P. ROBERT MOYA, ESQ.
CHIEF EXECUTIVE OFFICER                         QUARLES & BRADY STREICH LANG LLP
   ORTHOLOGIC CORP.                                  One Renaissance Square
 1275 West Washington                               Two North Central Avenue
 Tempe, Arizona 85281                                Phoenix, Arizona 85004
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)


                                 (602) 286-5520
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                       PROPOSED MAXIMUM    PROPOSED MAXIMUM
                                                                      OFFERING PRICE PER  AGGREGATE OFFERING     AMOUNT OF
   TITLE OF SECURITIES TO BE REGISTERED      AMOUNT TO BE REGISTERED        SHARE               PRICE         REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0005 par value per share(1)    2,150,000 shares(2)          (3)(4)          $9,495,977(3)           $920
==============================================================================================================================

(1)  The securities to be registered include options to acquire Common Stock.

(2) The Plan provides for the possible adjustment of the number, price and kind of shares covered by options granted or to be granted in the event of certain capital or other changes affecting Registrant's Common Stock. This Registration Statement therefore covers, in addition to the above-stated shares, an indeterminate number of shares that may become subject to the Plan by means of any such adjustment.

(3) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon (i) the aggregate exercise price of $3.6812 for the 1,385,597 shares underlying outstanding options, and (ii) as to the remaining 764,403 shares available, $5.75 per share, which is the average of the high and low sales prices of Registrant's Common Stock on April 22, 2002 as reported in the Nasdaq National Market.

(4) The actual offering price will be determined in accordance with the terms of the Plan. However, with respect to an incentive stock option, in no event shall such price be less than 100% of the fair market value of Registrant's Common Stock on the date on which the option is granted.

This amendment to OrthoLogic Corp.'s S-8 filed May 1, 2002 amends Exhibit 23.1 (the auditor's consent) to correct a typographical error. The auditor's report dated February 19, 2002 appeared in the Annual Report on Form 10-K of OrthoLogic Corp. for the year ended December 31, 2001.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on May 15, 2002.

                                        ORTHOLOGIC CORP.
                                        (Registrant)


                                        By: /s/ Sherry Sturman
                                            ------------------------------------
                                            Sherry Sturman
                                            Chief Financial Officer

                                ORTHOLOGIC CORP.
                               (THE "REGISTRANT")
                          (COMMISSION FILE NO. 0-21214)

                                  EXHIBIT INDEX
                                       TO
                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                         FORM S-8 REGISTRATION STATEMENT

EXHIBIT                                      INCORPORATED HEREIN         FILED
NUMBER     DESCRIPTION                         BY REFERENCE TO          HEREWITH
------     -----------                         ---------------          --------
5          Opinion of Quarles & Brady   Exhibit 5 to the Registrant's
           Streich Lang LLP             Form S-8 filed on May 1, 2002

23.1       Consent of Deloitte &                                           X
           Touche LLP

23.3       Consent of Counsel           Included in Exhibit 5 to the
                                        Registrant's Form S-8 filed
                                        on May 1, 2002

24         Powers of Attorney           Signature pages to the
                                        Registrant's Form S-8 filed
                                        on May 1, 2002

99.1       OrthoLogic Corp. 1997        Exhibit 4.5 to the Registrant's
           Stock Option Plan            Form 10-Q for the quarter ended
                                        June 30, 1997